EXHIBIT 10.2

                              WHITEHALL CORPORATION

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                  INTRODUCTION

         On March 10, 1992, the Board of Directors of Whitehall Corporation adopted the following Non-Employee Directors Stock Option Plan:

                  1. PURPOSE. The purpose of this Plan is to provide directors of the Company who are not employees of the Company or its subsidiaries with a proprietary interest in the Company through the granting of options which will:

                           a. increase the interest of the directors in
                  the Company's welfare;

                           b. furnish an incentive to the directors to continue
                  their services for the Company; and

                           c. provide a means through which the Company may
                  attract able persons to serve on its Board.

                  2. ADMINISTRATION. Except with respect to discretionary grants of options under the Plan, the Plan will be administered by the Board. All discretionary grants under the Plan shall be made by the Committee.

                  3. PARTICIPANTS. The directors of the Company who are not employees of the Company or its Subsidiaries are to be granted options under the Plan, and upon such grant will become participants in the Plan.

                  4. SHARES SUBJECT TO PLAN. Options may not be granted under the Plan for more than 65,000 shares of Common Stock of the Company, but this number shall be adjusted to reflect, if deemed appropriate by the Board, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

                  5. ALLOTMENT OF SHARES. Each eligible director of the Company elected to the Board at the 1992 annual stockholders meeting shall automatically be granted an option to


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         purchase 5,000 shares of Common Stock effective as of the date of that meeting. Each eligible director of the Company elected to the Board after the 1992 annual stockholders meeting and not currently serving on the Board at the time of his election shall automatically be granted an option effective as of the date of election to purchase 5,000 shares of Common Stock. The Committee may, in its sole discretion, from time to time, select the particular non-employee directors to whom additional discretionary options are to be granted under the Plan. The Committee may base its determination of discretionary option grants on the performance of the Company and its Subsidiaries, the performance of the non-employee director, or on such other factors as the Committee may from time to time determine in its sole discretion.

                  6. GRANT OF OPTIONS. All discretionary options under the Plan shall be granted by the Committee at such time as it determines. All non-discretionary options under the Plan shall be automatically granted as provided in Section 5. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board or the Committee, but not inconsistent with the Plan. The Company shall execute stock option agreements upon instructions from the Board or the Committee.

                  7. OPTION PRICE. The option price of each non-discretionary option shall be equal to the closing price of Common Stock on the effective date of grant of the option under Section 5. The option price of each discretionary option granted by the Committee shall be equal to the closing price of Common Stock on the date that discretionary option is granted.

                  8. OPTION PERIOD. The Option Period will begin on the effective date of the option grant and will terminate on the tenth anniversary of that date.

                  9. RIGHTS IN EVENT OF DEATH. If a participant dies prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of the participant's death, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, provided the option is exercised prior to the date of its expiration or 180 days from the date of the participant's death, whichever first occurs.

                  10. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

                  11. EXERCISE OF OPTION. Options granted under the Plan may be exercised in the following cumulative installments:


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                           FIRST INSTALLMENT. Up to 20% of the total optioned
                  shares at any time after one year from the date of grant.

                           SECOND INSTALLMENT. Up to an additional 20% of the
                  total optioned shares at any time after two years from the date of grant.

                           THIRD INSTALLMENT. Up to an additional 20% of the
                  total optioned shares at any time after three years from the date of grant.

                           FOURTH INSTALLMENT. Up to an additional 20% of the
                  total optioned shares at any time after four years from the date of grant.

                           FIFTH INSTALLMENT. Up to an additional 20% of the
                  total optioned shares at any time after five years from the date of grant.

         If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total optioned shares. In the event of an individual's termination of service on the Board for whatever cause, the option will be exercisable only (a) to the extent that the individual could have exercised it on the date of his termination of service and (b) for a period ending on the earlier of
         (i) the date 30 days following the date the Option Holder's service on the Board terminates or (ii) the tenth anniversary of the effective date of the option grant. In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

                  12. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price shall be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

                  13. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant.

                  14. INTERPRETATION. Except with respect to discretionary options, the Board shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board and the Committee may rescind and amend its respective rules and regulations.


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                             AMENDMENT NO. 1 TO THE
                       WHITEHALL CORPORATION NON-EMPLOYEE
                           DIRECTORS STOCK OPTION PLAN

         RESOLVED, that the Board of Directors deems it in the best interest of the Company to permit the Stock Option Committee of the Board to grant discretionary options to non-employee directors of the Company pursuant to the Whitehall Corporation Non-Employee Directors Stock Option Plan (the "Directors Plan") at a price in excess of the fair market value of the stock on the date of grant of such option.

         RESOLVED FURTHER, that pursuant to Section 15 of the Directors Plan, the second sentence of Section 7 of the Directors Plan is hereby amended to read as follows:

                  "The option price of each discretionary option granted by the Committee shall be equal to or greater than the closing price of Common Stock on the date the discretionary option is granted."


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